Exhibit 10.6

AMendment No. 1 to STOCK ESCROW AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of December 18, 2020, to the Stock Escrow Agreement, dated as of December 10, 2018 (“Agreement”), by and among SCHULTZE SPECIAL PURPOSE ACQUISITION CORP., a Delaware corporation (“Company”), SCHULTZE SPECIAL PURPOSE ACQUISITION SPONSOR, LLC, a Delaware limited liability company (“Sponsor”), the other parties named on Exhibit A hereto (together with the Sponsor, the “Initial Stockholders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the parties have entered into the Agreement;

WHEREAS, Company, Sponsor, Clever Leaves International Inc. (“Clever Leaves”), and Clever Leaves Holdings Inc. (“Holdco”) have entered into that certain Transaction Support Agreement, dated July 25, 2020, as amended by Amendment No. 1 to the Transaction Support Agreement, dated November 9, 2020 (the “Transaction Support Agreement”), pursuant to which the Company has agreed to, among other things, enter into this Amendment;

WHEREAS, in connection with the (a) Transaction Support Agreement, and (b) Amended and Restated Business Combination Agreement (the “BCA”), dated as of November 9, 2020, by and among the Company, Holdco, Novel Merger Sub Inc. and Clever Leaves, and pursuant to, and in accordance with, Section 6.3 of the Agreement, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.2

(a) Release of Sponsor Upfront Escrow Shares and Independent Director Shares. Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1. Effective immediately prior to the consummation of the transactions contemplated by the BCA, Sponsor shall forfeit and surrender 941,156 shares, and the Escrow Agent shall release such forfeited shares of Common Stock to the Company for cancellation. The Sponsor Upfront Escrow Shares including the Independent Director Shares shall be held pursuant to this Section 3.2(a) and the First Level Earn-Out Shares and the Second Level Earn-Out Shares shall be held pursuant to Section 3.2(b). The Sponsor Upfront Escrow Shares and the Independent Director Shares shall be held for a period expiring on the earlier of (A) one (1) year following the date of the consummation of the transactions contemplated by the BCA and (B) the date on which the closing price of the shares of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after the 180th day after the consummation of the transactions contemplated by the BCA (such period, the “Initial Stockholder Upfront Escrow Period”). Upon expiration of the Initial Stockholder Upfront Escrow Period, the Escrow Agent shall disburse and release to the Initial Stockholders all Sponsor Upfront Escrow Shares and Independent Director Shares held with respect to such Initial Stockholders (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the expiration of the Initial Stockholder Upfront Escrow Period and the number of Sponsor Upfront Escrow Shares and Independent Director Shares to be disbursed and released to each Initial Stockholder. The Escrow Agent shall have no further duties under this Section 3.2(a) with respect to the Sponsor Upfront Escrow Shares and the Independent Director Shares after the disbursement of the Sponsor Upfront Escrow Shares to the Initial Stockholders.

(b) Release of First Level Earn-Out Shares and the Second Level Earn-Out Shares. The Escrow Agent shall hold, disburse and release the First Level Earn-Out Shares and the Second Level Earn-Out Shares as follows:

(i) The Escrow Agent shall hold the First Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the First Earn-Out Target at any time prior to or on the First Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all First Level Earn-Out Shares (and any applicable stock power), upon receipt of a written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the First Earn-Out Target (the “First Earn-Out Target Release Notice”). In the event that the First Earn-Out Target Release Notice is not delivered on or prior to the First Target Expiration Date, then the Escrow Agent shall automatically disburse and release the First Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(i) with respect to the First Level Earn-Out Shares after the disbursement of the First Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(ii) Additionally, the Escrow Agent shall hold the Second Level Earn-Out Shares until the closing price per share of the shares of Common Stock equals or exceeds the Second Earn-Out Target at any time prior to or on the Second Target Expiration Date. The Escrow Agent shall disburse and release to Sponsor all Second Level Earn-Out Shares (and any applicable stock power), upon receipt of written notice executed by Sponsor (with evidence a copy of such written notice shall have been delivered to Holdco), in form reasonably acceptable to the Escrow Agent, certifying the achievement of the Second Earn-Out Target (the “Second Earn-Out Target Release Notice”). In the event that the Second Earn-Out Target Release Notice is not delivered on or prior to the Second Target Expiration Date, then the Escrow Agent shall automatically disburse and release the Second Level Earn-Out Shares (and any applicable stock power) to Holdco for cancellation. The Escrow Agent shall have no further duties under this Section 3.2(b)(ii) with respect to the Second Level Earn-Out Shares after the disbursement of the Second Level Earn-Out Shares to Sponsor or Holdco, as the case may be.

(iii) The Earn-Out Shares and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock splits, reverse splits, stock dividends, reorganizations, reclassifications and other similar events with respect to the Holdco Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Shares are released to Sponsor or returned to Holdco, as the case may be.

(iv) For purposes of this Section 3.2:

(1) “Closing” shall have the meaning set forth in the BCA.

(2) “Earn-Out Shares” means the First Level Earn-Out Shares and the Second Level Earn-Out Shares, as the case may be.

(3) “Earn-Out Targets” means the First Earn-Out Target and the Second Earn-Out Target, as the case may be.

(4) “First Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Twelve Dollars Fifty Cents ($12.50) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing

(5) “First Level Earn-Out Shares” means 570,212 Holdco Common Shares.

(6) “First Target Expiration Date” means the second (2nd)

anniversary of the Closing.

(7) “Independent Director Shares” means 60,000 Sponsor Upfront Escrow Shares held by members of the Board of Directors of the Company.

(8) “Second Earn-Out Target” means that the closing price per share of Common Stock on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds Fifteen Dollars ($15.00) for any twenty (20) trading days within any consecutive thirty (30)-trading-day period commencing after Closing.

(9) “Second Level Earn-Out Shares” means 570,211 Holdco Common Shares.

(10) “Second Target Expiration Date” means the fourth (4th) anniversary of the Closing.

(11) “Sponsor Upfront Escrow Shares” means 1,168,421 shares of Common Stock.

(12) “Trading Market” means the stock market on which the shares of Common Stock shall be trading at the time of determination.”

Section 2. A new Section 3.3 will be inserted into the Agreement which will read as follows:

“3.3 Effective as of the Closing of the transactions contemplated by the BCA, the shares of Common Stock held in escrow pursuant to the terms of this Agreement shall become common shares of Holdco (“Holdco Common Shares”) in accordance with the terms and conditions of the BCA. Effective as of the Closing of the transactions contemplated by the BCA and for purposes of this Agreement, references to shares of “Common Stock” in this Agreement are hereby deemed to refer to Holdco Common Shares. Effective as of the Closing of the transactions contemplated by the BCA, Holdco shall be deemed to be “the Company” for all purposes of this Agreement.”

Section 3. Exhibit A to the Agreement is hereby deleted and replaced with the revised Exhibit A attached to this Amendment.

Section 4. All other provisions of the Agreement shall remain unaffected by the terms hereof.

Section 5. This Amendment shall be binding upon and inure solely to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

Section 6. The Agreement and this Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 7. This Amendment may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

Section 8. This Amendment shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to conflicts of law principle that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SCHULTZE SPECIAL PURPOSE ACQUISITION CORP.

By:	/s/ George J. Schultze
Name: George J. Schultze
Title: Chief Executive Officer

INITIAL STOCKHOLDERS:

SCHULTZE SPECIAL PURPOSE ACQUISITION SPONSOR, LLC

By:	Schultze Asset Management, LP

By:	Schultze Asset Management GP, LLC

By:	/s/ George J. Schultze
Name: George J. Schultze
Title: Managing Member

/s/ William G. LaPerch
Name: William G. LaPerch

/s/ William T. Allen
Name: William T. Allen

/s/ John J. Walker
Name: John J. Walker

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Isaac J Kagan
Name: Isaac J Kagan
Title: Vice President

EXHIBIT A

Name and Address	Number of Shares	Date of Insider Letter
Schultze Special Purpose Acquisition Sponsor, LLC 800 Westchester Avenue, Suite 632 Rye Brook, NY 10573	Sponsor Upfront Escrow Shares: 1,168,421[1] First Level Earn-Out Shares: 570,212	December 10, 2018
	Second Level Earn-Out Shares: 570,211
William G. LaPerch c/o Schultze Special Purpose Acquisition Corp. 800 Westchester Avenue, Suite 632 Rye Brook, NY 10573	20,000	December 10, 2018
William T. Allen c/o Schultze Special Purpose Acquisition Corp. 800 Westchester Avenue, Suite 632 Rye Brook, NY 10573	20,000	December 10, 2018
John J. Walker c/o Schultze Special Purpose Acquisition Corp. 800 Westchester Avenue, Suite 632 Rye Brook, NY 10573	20,000	December 10, 2018

[1]	Includes the 60,000 shares held by William G. LaPerch, William T. Allen and John J. Walker.